EXHIBIT 10.4
SUBORDINATION AGREEMENT
THIS SUBORDINATION AGREEMENT, dated as of December 28, 2016, is by and between STERLING NATIONAL BANK, a national banking association, as administrative and collateral agent for the Senior Lenders (as defined below) under the Senior Loan Documents (as defined below) (together with its successors and assigns, the "Senior Agent"), and the Junior Creditor under the Junior Debt Documents (as each term is defined below), and is acknowledged by BLONDER TONGUE LABORATORIES, INC., a Delaware corporation ("Parent"), and R.L. DRAKE HOLDINGS, LLC, a Delaware limited liability company ("Drake"; Parent, and Drake, along with their successors and assigns are herein collectively called "Borrower").
RECITALS:
A. Borrower, Senior Agent and Senior Lenders have entered into the Senior Loan Agreement (as further defined below) pursuant to which Senior Lenders have made, upon certain terms and conditions, loans and provided other financial accommodations to Borrower, secured by a security interest in all or substantially all of the assets and properties including, without limitation, any real property of Borrower.
B. Junior Creditor has made one or more loans and other financial accommodations to Borrower, and Borrower's repayment and other obligations with respect to such loans and financial accommodations are evidenced by the Junior Debt Documents (as defined below).
C. Senior Agent and Junior Creditor wish to enter into this Subordination Agreement to subordinate the Junior Debt (as hereinafter defined) to the Senior Debt (as hereinafter defined) and the Junior Liens to the Senior Liens in favor of Senior Agent.
In consideration of the mutual benefits accruing to the parties hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Agent and Junior Creditor hereby agree as follows:
1. DEFINITIONS.
As used in this Subordination Agreement, the following terms shall have the following meanings:
1.1. "Agreements" shall mean, collectively, the Senior Loan Documents and the Junior Debt Documents, and "Agreement" shall mean any one of them, as the context requires.
1.2. "Bankruptcy Code" shall mean Title 11 of the United States Code (as amended from time to time and any successor statute).
1.3. "Bankruptcy Law" shall mean the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law of any jurisdiction affecting creditors' rights generally.

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1.4. "Borrower" shall have the meaning set forth in the preamble of this Subordination Agreement.
1.5. "Business Day" shall mean any day, other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York and a day on which Senior Agent, Senior Lenders and Junior Creditor are open for the transaction of business.
1.6. "Collateral" shall mean all assets and properties of any kind or character whatsoever, real or personal, tangible or intangible, and wherever located, whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted by any Obligor or otherwise exists in favor of any Creditor.
1.7. "Creditors" or "Creditor" shall mean, collectively, Senior Agent, Senior Lenders and Junior Creditor, and their respective successors and assigns.
1.8. "Default" shall mean an event that with the passage of any notice or cure period would become a default under any Agreement.
1.9. "Event of Default" shall mean a default or event of default under, as such term is used and defined in, any Agreement.
1.10. "Insolvency Proceeding" shall mean, as to any Person, any of the following:  (a) any case or proceeding with respect to such Person under the Bankruptcy Code, or any other Bankruptcy Law or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person, or (d) any assignment for the benefit of creditors or any marshaling of assets of such Person.
1.11. "Junior Agent" shall mean Robert J. Pallé, in his capacity as agent for the Junior Lenders under the Junior Debt Documents.
1.12. "Junior Creditor" shall mean, collectively, Junior Agent and Junior Lenders.
1.13. "Junior Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to Junior Creditor arising under the Junior Debt Documents or any other indebtedness for borrowed money or related obligations owing by any Obligor to Junior Creditor that is evidenced by a promissory note, credit agreement or loan agreement, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior Debt Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest, fees, expenses and other amounts which accrue and become due after the commencement of such Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding).  For the avoidance of doubt, Junior Debt shall not include any amount owing from time to time to any Junior Creditor in such Junior Creditor's capacity as an employee, officer, director or stockholder of any Obligor, including, but not limited to, Junior Creditor's rights under the Junior Debt Documents to convert all or any portion of the Junior Debt into capital stock of any Obligor as contemplated by the Junior Loan Agreement ("Excluded Junior Debt").

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1.14. "Junior Debt Documents" shall mean the Junior Loan Agreement, the Junior Security Documents and all other notes, agreements, documents and instruments at any time entered into, executed or delivered by any Obligor or any other person with, to or in favor of Junior Creditor in connection therewith or related thereto, as all of the foregoing now exist or, in accordance with the terms hereof, may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced.
1.15. "Junior Lenders" means, collectively, (a) Robert J. Pallé and Carol M. Pallé, as "Initial Lenders" under and as defined in the Junior Loan Agreement, (b) Steven L. Shea, James H. Williams and each other person who may from time to time become party to the Junior Loan Agreement as a lender thereunder, as "Supplemental Lenders" under and as defined in the Junior Loan Agreement and (c) all successors and assigns of the foregoing.
1.16. "Junior Lien" shall mean, collectively, the Liens and security interests granted by any Obligor in all or any part of the Collateral of such Obligor to or in favor of Junior Creditor under the Junior Security Documents as set forth therein and any and all other Liens of Junior Creditor in any Obligor's assets or properties, or any Obligor's rights, titles or interests therein or in respect thereof whether now existing or hereafter arising or acquired.
1.17. "Junior Loan Agreement" shall mean that certain Amended and Restated Senior Subordinated Convertible Loan and Security Agreement dated March 28, 2016 by and between Borrower, Junior Lenders and Junior Agent, as amended, modified, supplemented, extended, renewed, restated, replaced, refinanced or otherwise modified from time to time.
1.18. "Junior Security Documents" shall mean that certain Amended and Restated Mortgage and Security Agreement, dated as of March 28, 2016, by and between Parent, as mortgagor, and Junior Agent, as mortgagee, under which Parent granted the Junior Liens to Junior Creditor and all other agreements, instruments, financing statements and other documents made or entered into in connection therewith or otherwise executed by Borrower pursuant to which a Lien is granted to or for the benefit of Junior Agent or Junior Lenders, as any of the foregoing may be amended, restated, modified, extended or renewed from time to time.
1.19. "Lien" shall mean any right or interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property or any other arrangement with such Person which provides for the payment of such liabilities out of such property or assets or which allows such Person to have such liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, whether such interest is based on the common law, statute, or contract, and including a security interest, collateral assignment, charge, claim, or lien arising from a security agreement, mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, conditional sale, trust receipt, lease, consignment or bailment for security purposes or similar agreement, or any contingent or other agreement to provide any of the foregoing, but excluding any right of offset which arises without agreement in the ordinary course of business.

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1.20. "Obligors" shall mean, individually and collectively, Borrower, and any other person liable on or in respect of the Senior Debt or the Junior Debt, and each of their successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such successor or assign.
1.21. "Person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business or statutory trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.
1.22. "Senior Agent" shall have the meaning set forth in the preamble of this Subordination Agreement.
1.23. "Senior Debt" shall mean any and all obligations, liabilities and indebtedness, however evidenced, of every kind, nature and description owing by any Obligor to the Senior Lenders or the Senior Agent arising under the Senior Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses (including attorneys fees and other costs and expenses of collection), whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Loan Agreement or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including, without limitation, the payment of interest, fees, expenses and other amounts which accrue after the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding).
1.24. "Senior Lender Party" means, collectively, the Senior Agent and Senior Lender.
1.25. "Senior Lenders" shall mean the lenders from time to time party to the Senior Loan Agreement as lenders thereunder (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Senior Debt at any time and from time to time).
1.26. "Senior Liens" shall have the meaning set forth in Section 2.1.
1.27. "Senior Loan Agreement" shall mean that certain Loan and Security Agreement dated as of December ___, 2016, among Borrower, Senior Agent and Senior Lenders, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced from time to time.

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1.28. "Senior Loan Documents" shall mean the Senior Loan Agreement, the "Loan Documents" (as such term is defined in the Senior Loan Agreement) and all other agreements, documents and instruments at any time executed or delivered by any Obligor with, to or in favor of Senior Agent or any other Senior Lender Party in connection therewith or related thereto, as any of the foregoing may be amended, modified, supplemented, extended, renewed, restated, replaced or refinanced from time to time.
1.29. "Senior Loan Termination Date" shall mean the date that Senior Agent, on account of the Senior Lender, has received indefeasible payment in full in cash, other immediately available funds or other consideration acceptable to Senior Agent of all of the Senior Debt and on which Senior Lenders shall have no further obligation to make any loans or advances under the Senior Loan Documents and such Senior Loan Documents have been terminated.  In the event that any Senior Lender Party is required by a decision of a court of competent jurisdiction (or by another governmental authority in a decision tantamount thereto) to return any payments received by it in respect of the Senior Debt after it had otherwise received payment in full, the Senior Debt to which such payment had been applied shall be reinstated as if it had never been repaid and a Senior Loan Termination Date shall not be deemed to have occurred (in which case, any actions taken hereunder as a result of the occurrence of the Senior Loan Termination Date shall be reversed and unwound retroactively).
1.30. "Subordination Agreement" shall mean this agreement as may from time to time hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
1.31. "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.
All terms used herein and defined in the UCC, unless otherwise defined herein, shall have the meanings ascribed to such terms in the UCC as in effect on the date hereof.  All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.
2. SECURITY INTERESTS; PRIORITIES; REMEDIES.
2.1. Liens in Collateral.  Junior Creditor hereby acknowledges that Senior Agent, for the benefit of Senior Lender, has been granted Liens upon the Collateral pursuant to the Senior Loan Documents (the "Senior Liens") to secure the Senior Debt.  Junior Creditor agrees that it will not contest or challenge the validity, perfection, priority or enforceability of the Senior Liens.  Junior Creditor hereby agrees with Senior Agent that Junior Creditor shall not obtain or be granted any Liens in or upon the assets or properties of any Obligor to secure the Junior Debt or other indebtedness or liabilities owing to it by the Obligors other than the Junior Liens.
2.2. Priority of Debt and Liens.
(a) Junior Creditor hereby, expressly and in all respects, subordinates and makes junior and inferior in all respects (i) all Junior Debt to the Senior Debt and (ii) the payment and enforcement of the Junior Debt to the payment and enforcement of the Senior Debt.

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(b) Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document, financing statement or instrument, or other method of perfecting a Lien in favor of a Creditor in any Collateral, and notwithstanding any conflicting or inconsistent terms or conditions which may be contained in any of the Agreements, the Senior Liens have and shall have priority over all Junior Liens, to the extent of the Senior Debt, and such Junior Liens are and shall be junior and subordinate in right of payment and enforcement to the Senior Liens, in each case, regardless of whether the Senior Liens are heretofore, now or at any time hereafter valid, enforceable or perfected and regardless of the relative priority of the Junior Liens and the Senior Liens under the UCC.
(c) The priorities of the Liens provided in this Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Senior Debt or the Junior Debt, nor by any action or inaction which any Creditor may take or fail to take in respect of any Collateral.
2.3. Payments on Junior Debt.  Solely for the benefit of Senior Lender Parties, Junior Creditor agrees that it will not demand, accept, hold or retain any payment or prepayment of principal, interest or any other amounts (whether in cash, property or by offset) in respect of the Junior Debt (including, without limitation, any balloon payment at maturity) prior to the Senior Loan Termination Date without the prior written consent of Senior Agent; provided, however, that Borrower may make regularly scheduled interest payments to Junior Creditor that are paid in-kind and added to the principal balance of the Junior Debt.
2.4. Rights of Senior Agent.
(a) If there shall occur any Insolvency Proceeding, in respect of any Obligor, the following provisions shall apply:  (i) the Senior Creditors shall first be entitled to receive payment in full of the Senior Debt, including without limitation, the principal thereof, premium, if any, and interest (including post-petition interest) due thereon before Junior Creditor or the holder of any Junior Debt is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Junior Debt; (ii) any payment, dividend or distribution of assets of such Obligor of any kind or character whether in cash, property or securities to which Junior Creditor or the holder of the Junior Debt would be entitled except for the provisions of this Agreement, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to Senior Agent, to the extent necessary to make payment in full of all Senior Debt remaining unpaid; (iii) in any such proceeding, Senior Agent is hereby irrevocably authorized and empowered (in the name of Junior Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in clauses (i) and (ii) of this subsection (a) and given aquittance therefor and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Creditors hereunder; and (iv) upon the failure of Junior Creditor to do so prior to 15 days before expiration of the time in which to vote, make or prove such claims in any Insolvency Proceeding, make, prove and vote any and all claims for the Junior Debt in such Insolvency Proceeding, regardless of the existence or value of any Collateral held by Senior Agent as security for payment of the Senior Debt, including, without limitation, voting such claims at any meeting of creditors of any Obligor and voting such claims for or against any proposed plan in any such Insolvency Proceeding, all as Senior Agent deems in its sole discretion appropriate to protect its interest.

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(b) Junior Creditor authorizes Senior Agent, without notice or demand and without affecting Junior Creditor's obligations hereunder, from time to time:  (i) to renew, extend, increase, accelerate or otherwise change the time for payment of the terms of, or the interest on, the Senior Debt or any portion thereof; (ii) to take from any party and hold Collateral for the payment of the Senior Debt or any portion thereof, and to exchange, enforce or release such collateral or any portion thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Senior Debt or any portion thereof and to release or substitute any such endorser or guarantor, or any party who has given any security interest in any collateral as security for the payment of the Senior Debt or any portion thereof, or any other party in any way obligated to pay the Senior Debt or any portion thereof; (iv) to direct the order or manner of the disposition of any and all other Collateral and the enforcement of any and all endorsements and guaranties relating to the Senior Debt or any portion thereof as Senior Agent, in its sole discretion, may determine; (v) to settle or compromise any of the Senior Debt or any security therefor; (vi) to modify, amend or restate any of the Senior Loan Documents or waive any of the provisions thereto; (vii) to file UCC-3 termination and release statements in connection with a sale of the Collateral, or any portion thereof, permitted under the terms of the Senior Loan Documents, in each case in form suitable for filing in relevant jurisdictions with respect to financing statements filed by Junior Creditor and naming an Obligor as debtor, or (viii) to take any action or inaction with respect to the Senior Debt.
2.5. Enforcement by Junior Creditor.  Notwithstanding any rights or remedies available to Junior Creditor under any of the Junior Debt Documents, applicable law or otherwise, prior to the Senior Loan Termination Date, Junior Creditor, in its capacity as such, shall not, directly or indirectly, take or seek to take any action against or assert any claims or interests in any Collateral or against any Obligor or otherwise take any action which would interfere with or impair the rights of Senior Agent and Senior Lenders against the Collateral or any Obligor (including, without limitation, the right to (i) accelerate the Junior Debt, (ii) take any action to foreclose, repossess, marshal control or exercise any remedies with respect to any assets or property of any Obligor, (iii) contact, communicate with or notify any account debtor or obligor with respect to any account, chattel paper, instrument or general intangible of any Obligor, or (iv) take any other action which would interfere with or impair the rights of Senior Agent and Senior Lenders against any Obligor.  In addition to and not in limitation of the foregoing, Junior Creditor shall not commence, or join with any other Person in commencing, any Insolvency Proceeding prior to the Senior Loan Termination Date.  Concurrently with the giving thereof to any Obligor, Junior Creditor agrees to give Senior Agent a copy of any written notice of a Default or an Event of Default under the Junior Debt Documents, or written notice of demand for payment from any Obligor.
2.6. Actions Not Subject to Limitation.  Nothing in this Subordination Agreement shall be construed to in any way limit or impair the right of Junior Creditor to:  (a) file a claim or statement of interest with respect to the Junior Debt; (b) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Creditor, in each case in accordance with the terms of this Subordination Agreement; (c) exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under the Junior Debt Documents, any Insolvency Proceeding or applicable non-bankruptcy law; (d) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Subordination Agreement, with respect to the Junior Debt; (e) pursue its rights pertaining to Excluded Junior Debt; and (f) exercise, in whole or in part, any conversion rights with respect to the Junior Debt.

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2.7. Advances by Senior Lenders.  If any Senior Lender Party should honor or fail to honor a request by Borrower for a loan, advance or other financial accommodation under the Senior Loan Documents, whether or not such Senior Lender Party has knowledge that the honoring of such request or the failure to honor such request would result in an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default under the Junior Debt Documents, in no event shall any Senior Lender Party have any liability to Junior Creditor as a result of such breach or failure to act, and without limiting the generality of the foregoing, Junior Creditor agrees that no Senior Lender Party shall have any liability, as a result of honoring or failing to honor such request, for tortious interference with contractual relations or for inducement by such Senior Lender Party of Borrower to breach their contracts or otherwise.
1.1 Prior Payment of Senior Debt in Bankruptcy.
(a) The provisions of this Subordination Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against Borrower or any other Obligor or any of its or their respective properties or assets.
(b) Upon the commencement and throughout the term of any Insolvency Proceeding, all Senior Debt shall be paid in full and satisfied in cash or other immediately available funds before any payment whatsoever shall be made on account of any Junior Debt.  Any payments or distributions made after the commencement of an Insolvency Proceeding which would, but for the provisions hereof, be payable or deliverable in respect of the Junior Debt, shall be paid or delivered by the liquidating trustee or any other Person making such payment or distribution directly to Senior Agent until all amounts owing upon Senior Debt shall have been indefeasibly paid in full in cash and all commitments under the Senior Loan Documents and the Senior Loan Documents shall have been irrevocably terminated.  If, notwithstanding the foregoing provisions in this Section 2.8(b), in any Insolvency Proceeding Junior Creditor receives a payment or distribution with respect to the Junior Debt, Junior Creditor (i) shall hold any such payment or distribution in trust for the Senior Agent in the same medium in which received, (ii) shall not commingle such payment or distribution with any of the assets or properties of Junior Creditor or any other Person, and (iii) will deliver such payment or distribution to the Senior Agent, in the form received, properly endorsed to permit collection, immediately after receipt thereof by Junior Creditor.
(c) To the extent that Junior Creditor has or acquires any rights under Section 363, Section 364 or Section 1126 of the Bankruptcy Code with respect to the Collateral, Junior Creditor hereby agrees not to assert or attempt to exercise such rights without the prior written consent of Senior Agent.  In the event and during the continuation of any Insolvency Proceeding, Junior Creditor shall not object to or oppose any cash collateral order or plan proposed or approved by Senior Agent.
2.8. Bankruptcy Financing.
(a) If any Obligor shall become subject to a case under the Bankruptcy Code or any similar Bankruptcy Law and if as a debtor-in-possession, such Obligor moves for approval of financing to be provided in good faith by any Senior Lender (in such capacity, the "DIP Lender") under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law, Junior Creditor shall not object directly or indirectly to any such financing on the grounds of a failure to provide "adequate protection" for any Liens of Junior Creditor.
(b) Nothing contained herein shall be deemed to limit the rights of Junior Creditor to (i) object to post-petition financing or use of cash collateral on any grounds other than the failure to provide "adequate protection" for the Liens of Junior Creditor or (ii) offer to Obligors a proposal for a financing under Section 364 of the Bankruptcy Code to be provided by the Junior Creditor.

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1. MISCELLANEOUS.
1.1. Representations and Warranties.
(a) Junior Creditor represents and warrants to Senior Agent that:
(i) the execution, delivery and performance of this Subordination Agreement by it (A) are within its powers, (B) have been duly authorized by it, and (C) do not contravene any law, any provision of any of the Junior Debt Documents or any agreement to which it is a party or by which it is bound; and

(ii) this Subordination Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable against Junior Creditor in accordance with its terms and shall be binding on Junior Creditor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.
(b) Senior Agent hereby represents and warrants to Junior Creditor that:
(i) the execution, delivery and performance of this Subordination Agreement by Senior Agent (A) are within the powers of Senior Agent, (B) have been duly authorized by Senior Agent, and (C) do not contravene any law, any provision of the Senior Loan Documents or any agreement to which Senior Agent is a party or by which it is bound; and
(ii) this Subordination Agreement constitutes the legal, valid and binding obligations of Senior Agent, enforceable against Senior Agent in accordance with its terms and shall be binding on Senior Agent, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

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3.2. Amendments.  Any waiver, permit, consent or approval by either of Senior Agent or Junior Creditor of or under any provision, condition or covenant to this Subordination Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby.  Any amendment of this Subordination Agreement must be in writing and signed by Senior Agent and Junior Creditor and acknowledged by Obligors to the extent such amendment affects the obligations of Obligors under this Subordination Agreement or the Consent and Acknowledgment to this Subordination Agreement.
3.3. Successors and Assigns.
(a) This Subordination Agreement shall be binding upon the Creditors and their respective successors and assigns and shall inure to the benefit of the Creditors and their respective successors, participants and assigns.
(b) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Junior Debt or the Senior Debt, as the case may be, shall execute and deliver to the applicable Creditor a written acknowledgment of receipt of a copy of this Subordination Agreement and the written agreement by such person to be bound by the terms of this Subordination Agreement which acknowledgment and agreement may be included in the assignment instrument between the assignor and assignee.  In addition, in the event of an assignment or transfer by Junior Creditor of less than all of the Junior Debt, the Junior Creditor shall agree with the assignee in the assignment instrument effecting such assignment to appoint Junior Creditor as an agent to act on their behalf under this Subordination Agreement for purposes of receiving payments and notices hereunder.
3.4. Notices.  Unless otherwise specifically provided herein, any notice delivered under this Subordination Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Dallas, Texas time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed as provided below:

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To Senior Agent:	Sterling National Bank 8401 N. Central Expressway, Suite 600 Dallas, Texas 75225 Fax No.: (214) 242-5840 Attention: Portfolio Manager, URGENT
To Junior Creditor:	Robert J. Pallé 21 Desai Court Freehold, New Jersey 07728 Fax No.: [________]
To any Obligor:	Blonder Tongue Laboratories, Inc. One Jake Brown Road Old Bridge, New Jersey 08857 Fax No.: [________] Attention: Eric Skolnik

Each of Senior Agent, Junior Creditor and Borrower may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other parties hereto in conformity with this Section 3.4, but such change shall not be effective until notice of such change has been received by such other parties.
3.5. Counterparts.  This Subordination Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of this Subordination Agreement by facsimile or other method of electronic transmission shall have the same force and effect as manual delivery of an original executed counterpart of this Subordination Agreement.
3.6. Governing Law.  THIS SUBORDINATION AGREEMENT HAS BEEN EXECUTED OR COMPLETED AND/OR IS TO BE PERFORMED IN NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES THEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.
3.7. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS SUBORDINATION AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS SUBORDINATION AGREEMENT.

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3.8. Complete Agreement.  This written Subordination Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.
3.9. No Third Parties Benefited.  This Subordination Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination Agreement.
3.10. Disclosures; Non-Reliance.  Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of the Obligors and no Creditor shall have any obligation or duty to disclose any such information to the other Creditors.  Except as expressly set forth in this Subordination Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to:  (a) the enforceability, validity, value or collectability of any of the Junior Debt or the Senior Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Obligor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Subordination Agreement.
3.11. Term.  This Subordination Agreement is a continuing agreement and shall remain in full force and effect until the Senior Loan Termination Date (subject to the reinstatement provisions set forth in the definition of such term).
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SUBORDINATION AGREEMENT - Page 12
DAL  79806227V2

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed as of the day and year first above written.
SENIOR AGENT:

STERLING NATIONAL BANK

By:________________________________
Name:______________________________
Title:_______________________________

JUNIOR CREDITOR:
Robert J. Pallé, in his capacity as Junior Agent and a Junior Lender

Carol M. Pallé, in her capacity as a Junior Lender

Steven L. Shea, in his capacity as a Junior Lender

James H. Williams, in his capacity as a Junior Lender

SUBORDINATION AGREEMENT - Signature Page
DAL  79806227V2

CONSENT AND ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the foregoing Subordination Agreement.  By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions of this Consent and Acknowledgment.
Each of the undersigned acknowledges and agrees that:  (i) it is not a party to the Subordination Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Subordination Agreement; and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any Creditor to effectuate the provisions and purposes of the foregoing Subordination Agreement.

BLONDER TONGUE LABORATORIES, INC.

By:___________________________________
Name:_________________________________
Title:__________________________________
R.L. DRAKE HOLDINGS, LLC

By:___________________________________
Name:_________________________________
Title:__________________________________

SUBORDINATION AGREEMENT - Consent and Acknowledement
DAL  79806227V2